Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-149714

Investment Horizon Annuity

TIAA-CREF Life Insurance Company

PROSPECTUS SUPPLEMENT NUMBER 1

dated August 16, 2011 to the

Investment Horizon Annuity Prospectus

dated May 1, 2011

This supplement amends certain disclosure in the above-referenced prospectus for the contracts with the same names. All other provisions of your contract remain as stated in your contract and prospectus, as previously amended. Please keep this supplement with your prospectus for future reference.

As a result of the downgrade by Standard & Poor’s (S&P) of TIAA-CREF Life Insurance Company’s financial strength rating that was triggered by S&P’s downgrade of the United States’ sovereign debt rating, on page 63 of the Investment Horizon Annuity Prospectus, the first paragraph first sentence is restated to read as follows:

Our financial strength (i.e., claims-paying ability) ratings are AA+ (Very Strong) from Standard and Poor’s, A++ (Superior) from A.M. Best Company, AAA (Exceptionally Strong) from Fitch Ratings and Aaa (Excellent) from Moody’s Investors Service.

A13114 (08/11)